                       THIRD ADDENDUM TO ESCROW AGREEMENT

Reference is made to the Escrow Agreement as of May 5, 1998, as amended by the Addendum to Escrow Agreement dated as of September 2, 1998, and as further amended by the Second Addendum to Escrow Agreement dated as of September 28, 1998, between

A. Marine Shuttle Operations, Inc. (formerly Geoteck International, Inc.), a Nevada corporation

B.       1.       Spax Holding AS
         2.       Aasens Trykkerier AS
         3.       Arne Martinsen
         4.       Birger Holten
         5.       Jochen Schene
         6.       Frank Samuels
         7.       Jurgen Ternieden
         8.       Thyssen Stahlunion GmbH
         9.       Thor Stang
         10.      Norsk SMB Invest 1 AS
         11.      Norsk SMB Invest 2 AS
         12.      Norsk SMB Invest 3 AS
         13.      Norsk SMB Invest 4 AS
         14.      Einar Nistad/Nordas Invest AS
         15.      Inger Egeberg Sogstad
         16.      Erik Staumo
         17.      Knut Rygh
         18.      Georg Tidemann-Andersen
         19.      Arvid Kolle
         20.      AS Ineta
         21.      Concordia Capo
         22.      Concordia Foss
         23.      Concordia Star
         24.      Einar Myklebust
         25.      Erik Kristen-Johanssen
         26.      Gunnar Greibrokk
         27.      Gunnar Jorgensen
         28.      Hannestad Mek
         29.      Jan Krohn-Hansen

         30.      Jens Holtung
         31.      Johnco AS
         32.      Johs Owren
         33.      Jon Fosse
         34.      Karlander Invest AS
         35.      Maria Hareide
         36.      Nistad Finans og Eiendom AS
         37.      Ole-Johan Olsen
         38.      Rolf Ness
         39.      Sigfred Lyngoy
         40.      Terje Rosjo
         41.      Trade Invest AS
         42.      Zaco AS, and

C.       Glad Arno Meyer & Co.

(the "Escrow Agreement"). All capitalized terms used and not defined herein will have the meanings assigned to such terms in the Escrow Agreement.

The Escrow Agreement is hereby amended in the following respects:

     Section 3, paragraph 2 of the Escrow Agreement is hereby amended and substituted in its entirety so that it shall now read as follows:

     "MSO Inc. will cause the sale of the shares underlying the Regulation S Certificates to be registered under the Securities Act of 1933, as amended, without undue delay.

     Section 4 of the Escrow Agreement is hereby deleted and substituted in its entirety so that it now shall read as follows:


          "Escrow Agent shall hold and disburse the OSAS Stock and the MSO Inc. Stock and give notice in regard thereto as follows:

               Promptly following receipt of notice from MSO Inc. that the shares underlying the Regulation S Certificates are registered under the Securities Act of 1933, as amended (accompanied by an effective registration statement), Escrow Agent will simultaneously (i) deliver the Regulation S Certificates to the related OSAS Stockholders and (ii) deliver the OSAS Stock to MSO Inc. Alternatively, Escrow Agent may deliver the Regulation S Certificates to the Stock Transfer Agent for the MSO Inc. Stock in exchange for new certificates which do not bear any Regulation S legend (the "Registered Certificates") and thereafter deliver the Registered Certificates to the OSAS Stockholders. The OSAS Stockholders and MSO Inc. agree that the completion of the financing in the amount of US$ 100,000,000 in net proceeds as provided for in the Stock Exchange Agreements is no longer a condition for the closing of the Stock Exchange Agreements.

With the exception of the foregoing modifications to the Escrow Agreement, the terms of the Escrow Agreement remain unchanged and in full force and effect.

Executed as of November ___, 1998.

A. Marine Shuttle Operations, Inc.


By:
         ----------------
         Name: Franz Eder
         Title: President

B. OSAS Stockholders

SPAX Holding AS

By:
         ----------------
         Name:
         Title:


Aasens Trykkerier AS

By:
         ----------------
         Name:
         Title:



----------------
Arne Martinsen

----------------
Birger Holten


----------------
Joachim Schene


----------------
Frank Samuels


----------------
Jurgen Ternieden

Thyssen Stahlunion GmbH

By:
         ----------------
         Name:
         Title:


----------------
Thor Stang


Norsk SMB Invest 1 AS

By:
         ----------------
         Name:
         Title:



Norsk SMB Invest 2 AS

By:
         ----------------
         Name:
         Title:

Norsk SMB Invest 3 AS

By:
         ----------------
         Name:
         Title:


Norsk SMB Invest 4 AS

By:
         ----------------
         Name:
         Title:


EinarNistad/Nordas Invest AS

By:
         ----------------
         Name:
         Title:


------------------
Inger Egeberg Sogstad


----------------
Erik Staumo


----------------
Knut Rygh


-----------------------
Georg Tidemann-Andersen


------------------
Arvid Kolle

------------------
AS Ineta

Concordia Capo

By:
         ----------------
         Name:
         Title:


Concordia Foss

By:
         ----------------
         Name:
         Title:



Concordia Star

By:
         ----------------
         Name:
         Title:


------------------
Einar Myklebust


-------------------
Erik Kristen-Johanssen


------------------
Gunnar Greibrokk


-----------------
Gunnar Jorgensen

-----------------
Hannestad Mek


------------------
Jan Krohn-Hansen


------------------
Jens Holtung


-----------------
Johnco AS


-----------------
Johs Owren


-----------------
Jon Fosse

Karlander Invest AS

By:
         ----------------
         Name:
         Title:


-----------------
Maria Hareide

Nistad Finans og Eiendom AS


By:
         ----------------
         Name:
         Title:

-----------------
Ole-Johan Olsen


-----------------
Rolf Ness


-----------------
Sigfred Lyngoy


-----------------
Terje Rosjo

Trade Invest AS

By:
         ----------------
         Name:
         Title:


Zaco AS

By:
         ----------------
         Name:
         Title:


C. Glad, Arno, Meyer & Co.

By:
         ----------------
         Name: Cato Myhre